Exhibit 99.1

        BOATMEN'S BANCSHARES, INC. 1996 FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                              Consolidated Balance Sheet
December 31 (dollars in thousands)
1996              1995
-------------------------------------------------------------------------------
------------------------------------------
Assets
Cash and due from banks
$ 2,733,213       $ 2,611,765
Short-term investments
72,091            83,166
Securities:
  Held to maturity (market value $1,039,622 and $973,801, respectively)
1,003,415           923,130
  Available for sale (amortized cost $10,533,815 and $10,330,233, respectively)
10,518,740        10,347,172
  Trading
28,364            58,361
Federal funds sold and securities purchased under resale agreements
446,276         1,225,671
Loans (net of unearned income of $78,069, and $86,981, respectively)
24,604,681        24,050,903
  Less reserve for loan losses
458,090           452,560
-------------------------------------------------------------------------------
------------------------------------------
  Loans, net
24,146,591        23,598,343
-------------------------------------------------------------------------------
------------------------------------------
Property and equipment
775,587           800,502
Other assets
1,476,160         1,475,379
-------------------------------------------------------------------------------
------------------------------------------
  Total assets
$41,200,437       $41,123,489
===============================================================================
==========================================

Liabilities and Stockholders' Equity
Liabilities:
Demand deposits
$ 7,354,523       $ 6,894,649
Retail savings deposits and interest-bearing transaction accounts
13,450,215        13,510,720
Time deposits
11,149,258        11,572,768
-------------------------------------------------------------------------------
------------------------------------------
  Total deposits
31,953,996        31,978,137
-------------------------------------------------------------------------------
------------------------------------------
Federal funds purchased and securities sold under repurchase agreements
3,021,109         2,902,973
Short-term borrowings
1,289,404         1,474,991
Capital lease obligations
36,607            39,076
Long-term debt
609,070           615,129
Other liabilities
617,682           512,436
-------------------------------------------------------------------------------
------------------------------------------
  Total liabilities
37,527,868        37,522,742
-------------------------------------------------------------------------------
------------------------------------------
Redeemable preferred stock
934               961
-------------------------------------------------------------------------------
------------------------------------------
Stockholders' Equity:
Preferred stock
82,147            99,324
Common stock ($1 par value; 250,000,000 shares authorized;
  158,400,356 and 158,067,758 shares issued, respectively)
158,400           158,068
Surplus
1,199,692         1,212,838
Retained earnings
2,405,658         2,137,176
Treasury stock (3,075,610 and 476,519 shares at cost, respectively)
(168,131)          (18,096)
Unrealized net appreciation (depreciation), available for sale securities
(6,131)           10,476
-------------------------------------------------------------------------------
------------------------------------------
  Total stockholders' equity
3,671,635         3,599,786
-------------------------------------------------------------------------------
------------------------------------------
  Total liabilities and stockholders' equity
$41,200,437       $41,123,489
===============================================================================
==========================================
See accompanying notes to the consolidated financial statements.


                                              Consolidated Statement of Income
Year ended December 31 (in thousands)
1996           1995          1994
-------------------------------------------------------------------------------
----------------------------------------
Interest income
  Interest and fees on loans
$2,109,806     $2,107,749     $1,748,732
  Interest on short-term investments
5,692          4,787          3,569
  Interest on Federal funds sold and securities purchased
    under resale agreements
24,316         40,028         18,047
  Interest on held to maturity securities
    Taxable
357,753        348,264
    Tax-exempt
63,471         56,108         60,488
-------------------------------------------------------------------------------
----------------------------------------
    Total interest on held to maturity securities
63,471        413,861        408,752
  Interest on available for sale securities
673,800        304,816        329,391
  Interest on trading securities
3,628          2,049          2,629
-------------------------------------------------------------------------------
----------------------------------------
    Total interest income
2,880,713      2,873,290      2,511,120
-------------------------------------------------------------------------------
----------------------------------------
Interest expense
  Interest on deposits
994,142      1,025,459        768,995
  Interest on Federal funds purchased and other short-term borrowings
249,173        304,509        202,506
  Interest on capital lease obligations
3,754          3,896          4,016
  Interest on long-term debt
49,015         47,454         66,660
-------------------------------------------------------------------------------
----------------------------------------
    Total interest expense
1,296,084      1,381,318      1,042,177
-------------------------------------------------------------------------------
----------------------------------------
    Net interest income
1,584,629      1,491,972      1,468,943
Provision for loan losses
84,517         59,756         26,176
-------------------------------------------------------------------------------
----------------------------------------
    Net interest income after provision for loan losses
1,500,112      1,432,216      1,442,767
-------------------------------------------------------------------------------
----------------------------------------
Noninterest income
  Trust fees
214,929        200,242        186,081
  Service charges
249,931        231,648        225,479
  Mortgage banking revenues
86,758         80,702         63,349
  Credit card
50,044         61,483         55,499
  Investment banking revenues
48,982         42,158         42,318
  Securities gains (losses), net
1,994         (7,040)         9,832
  Other
188,071        150,437        131,100
-------------------------------------------------------------------------------
----------------------------------------
    Total noninterest income
840,709        759,630        713,658
-------------------------------------------------------------------------------
----------------------------------------
Noninterest expense
  Staff
767,073        726,472        718,592
  Net occupancy
101,943         98,777        100,909
  Equipment
121,914        116,704        116,187
  FDIC insurance
32,613         39,288         65,723
  Intangible amortization
40,147         43,755         45,306
  Advertising
45,124         42,866         43,005
  Merger expense
69,617         25,978
  Other
344,007        356,985        321,359
-------------------------------------------------------------------------------
----------------------------------------
    Total noninterest expense
1,522,438      1,450,825      1,411,081
-------------------------------------------------------------------------------
----------------------------------------
  Income before income tax expense
818,383        741,021        745,344
Income tax expense
295,615        261,010        254,418
-------------------------------------------------------------------------------
----------------------------------------
  Net income                                                                  $
522,768     $  480,011     $  490,926
===============================================================================
========================================
  Net income per share
$3.29          $3.02          $3.10
===============================================================================
========================================
  Dividends declared per share
$1.58          $1.42          $1.30
===============================================================================
========================================
See accompanying notes to the consolidated financial statements.

                                     Consolidated Statement of Changes in
Stockholders' Equity

Unrealized Net

Appreciation,
                                 Preferred Stock    Common Stock
Treasury Stock (Depreciation)
                                ----------------- -----------------
Retained  ---------------  Available for
(in thousands)                    Shares  Amount  Shares   Amount   Surplus
Earnings  Shares   Amount Sale Securities     Total
-------------------------------------------------------------------------------
----------------------------------------------------
December 31, 1993                  250 $100,000 155,496  $155,496 $1,166,797
$1,578,377    --        --       $ 67,400   $3,068,070
Net income                          --       --      --        --         --
490,926    --        --             --      490,926
Cash dividends declared:
  Common ($1.30 per share)          --       --      --        --         --
(135,920)   --        --             --     (135,920)
  Redeemable preferred              --       --      --        --         --
(80)   --        --             --          (80)
  By pooled companies prior to
   merger--common                   --       --      --        --         --
(40,187)   --        --             --      (40,187)
  By pooled companies prior to
   merger--preferred                --       --      --        --         --
(7,000)   --        --             --       (7,000)
Acquisition of treasury stock       --       --      --        --         --
--  (538)  (15,406)            --      (15,406)
Common stock issued pursuant to
 employee and shareholder stock
 issuance plans                     --       --     446       446      6,364
--    29       890             --        7,700
Common stock issued upon acquisition
  of subsidiaries                   --       --     481       481      7,712
--    --        --             --        8,193
Adjustment for purchase of treasury
  stock--pooled companies           --       --    (358)     (358)    (9,758)
--    --        --             --      (10,116)
Common stock issued upon conversion
   of convertible subordinated
   debentures                       --       --      19        19        280
--    --        --             --          299
Adjustment of available for sale
   securities to market value       --       --      --        --         --
--    --        --       (201,921)    (201,921)
Other, net                          --       --      --        --       (211)
83    --        --             --         (128)
-------------------------------------------------------------------------------
----------------------------------------------------
December 31, 1994                  250  100,000 156,084   156,084  1,171,184
1,886,199  (509)  (14,516)      (134,521)   3,164,430
Net income                          --       --      --        --         --
480,011    --        --             --      480,011
Cash dividends declared:
  Common ($1.42 per share)          --       --      --        --         --
(183,063)   --        --             --     (183,063)
  Redeemable preferred              --       --      --        --         --
(75)   --        --             --          (75)
  By pooled companies prior to
   merger--common                   --       --      --        --         --
(38,808)   --        --             --      (38,808)
  By pooled companies prior to
   merger--preferred                --       --      --        --         --
(6,970)   --       --              --       (6,970)
Acquisition of treasury stock       --       --      --        --         --
--(2,152)  (76,479)            --      (76,479)
Common stock issued pursuant to
  employee and shareholder stock
  issuance plans                    --       --   1,150     1,150     22,315
--   769    24,270             --       47,735
Common stock issued upon acquisition
   of subsidiaries                  --       --     947       947     24,579
-- 1,413    48,574             --       74,100
Adjustment for purchase of treasury
  stock--pooled companies           --       --    (125)     (125)    (3,921)
--    --        --             --       (4,046)
Retirement of preferred stock       (1)    (500)     --        --         15
(98)   --        --             --         (583)
Common stock issued upon conversion
   of preferred stock               (1)    (176)      6         6        170
--    --        --             --           --
Common stock issued upon conversion
  of convertible subordinated
  debentures                        --       --       6         6         52
--     2        55             --          113
Adjustment of available for sale
   securities to market value       --       --      --        --         --
--    --        --        144,997      144,997
Other, net                          --       --      --        --     (1,556)
(20)   --        --             --       (1,576)
-------------------------------------------------------------------------------
----------------------------------------------------
December 31, 1995                  248   99,324 158,068   158,068  1,212,838
2,137,176  (477)  (18,096)        10,476    3,599,786
Net income                          --       --      --        --         --
522,768    --        --             --      522,768
Cash dividends declared:
  Common ($1.58 per share)          --       --      --        --         --
(247,425)   --        --             --     (247,425)
  Redeemable preferred              --       --      --        --         --
(67)   --        --             --          (67)
  Preferred                         --       --      --        --         --
(6,740)   --        --             --       (6,740)
Acquisition of treasury stock       --       --      --        --         --
--(5,476) (262,380)           --      (262,380)
Common stock issued pursuant to
  employee and shareholder stock
  issuance plans                    --       --     325       325     (6,727)
-- 1,865    72,172             --       65,770
Common stock issued upon acquisition
   of subsidiaries                  --       --      --        --       (465)
--   431    17,076             --       16,611
Common stock issued upon conversion
   of preferred stock              (43) (17,177)      8         8     (5,946)
--   584    23,115             --           --
Common stock issued upon conversion
  of convertible subordinated
  debentures                        --       --      --        --       (197)
--     9       333             --          136
Adjustment of available for sale
   securities to market value       --       --      --        --         --
--    --        --        (16,607)     (16,607)
Other, net                          --       --      (1)       (1)       189
(54)  (12)     (351)            --         (217)
-------------------------------------------------------------------------------
----------------------------------------------------
December 31, 1996                  205 $ 82,147 158,400  $158,400 $1,199,692
$2,405,658(3,076)$(168,131)      $ (6,131)  $3,671,635
===============================================================================
====================================================
See accompanying notes to the consolidated financial statements.

                                         Consolidated Statement of Cash Flows
Year ended December 31 (in thousands)
1996           1995         1994
-------------------------------------------------------------------------------
--------------------------------------------
Operating Activities:
Net income
$  522,768    $  480,011     $  490,926
Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses
84,517        59,756         26,176
  Depreciation, amortization and accretion
167,153       174,616        193,533
  Decrease in deferred loan fees
(1,549)       (6,256)        (1,080)
  Realized securities (gains) losses
(1,994)        7,040         (9,832)
  Net (increase) decrease in trading securities
29,997       (25,968)        16,162
  (Increase) decrease in interest receivable
18,054       (16,432)       (24,528)
  Increase (decrease) in interest payable
(16,803)       23,199         15,889
  Increase (decrease) in tax liability
(9,894)       57,802        (66,746)
  Net gain on sales and writedowns of foreclosed property
(6,337)       (2,629)        (9,093)
  Other, net
76,395       (34,070)        85,969
-------------------------------------------------------------------------------
--------------------------------------------
    Net cash provided by operating activities
862,307       717,069        717,376
-------------------------------------------------------------------------------
--------------------------------------------
Investing Activities:
  Net (increase) decrease in Federal funds sold and
    securities purchased under resale agreements
783,920       (76,381)      (607,147)
  Net increase in loans
(608,118)   (1,301,371)    (2,058,258)
  Proceeds from the maturity of held to maturity securities
137,253     1,101,936      1,569,503
  Purchases of held to maturity securities
(100,859)     (556,268)    (2,265,283)
  Proceeds from the maturity of available for sale securities
2,448,573     1,233,862      1,716,558
  Proceeds from the sales of available for sale securities
418,759       706,693        680,318
  Purchases of available for sale securities
(3,190,539)     (876,761)    (1,006,994)
  Net increase (decrease) in short-term investments
11,075       (37,718)       (15,821)
  Increase in property and equipment
(73,234)      (95,530)      (140,214)
  Proceeds from the sale of foreclosed property
30,679        48,439         87,697
  Net cash received from (paid for)purchase acquisitions
4,376        12,720        (87,818)
-------------------------------------------------------------------------------
--------------------------------------------
    Net cash provided (used) by investing activities
(138,115)      159,621     (2,127,459)
-------------------------------------------------------------------------------
--------------------------------------------
Financing Activities:
  Net increase (decrease) in Federal funds purchased and
    securities sold under repurchase agreements
118,136       (88,707)       370,569
  Net increase (decrease) in deposits
(93,037)      409,105        762,453
  Net increase (decrease) in short-term borrowings
(195,587)     (912,514)       877,102
  Payments on long-term debt
(2,097)      (78,024)       (20,964)
  Proceeds from the issuance of long-term debt
6,180        91,287         30,350
  Payments on capital lease obligations
(2,469)       (1,332)        (1,101)
  Decrease in redeemable preferred stock
(27)         (181)           (13)
  Decrease in preferred stock
(583)
  Cash dividends paid
(237,233)     (213,741)      (179,877)
  Common stock issued pursuant to various employee and
    shareholder stock issuance plans
65,770        47,735          7,700
  Acquisition of treasury stock
(262,380)      (76,479)       (15,406)
-------------------------------------------------------------------------------
--------------------------------------------
    Net cash provided (used) by financing activities
(602,744)     (823,434)     1,830,813
-------------------------------------------------------------------------------
--------------------------------------------
Increase in cash and due from banks
121,448        53,256        420,730
Cash and due from banks at beginning of year
2,611,765     2,558,509      2,137,779
-------------------------------------------------------------------------------
--------------------------------------------
Cash and due from banks at end of year
$2,733,213    $2,611,765     $2,558,509
===============================================================================
============================================
See accompanying notes to the consolidated financial statements.
For the years ended December 31, 1996, 1995 and 1994, interest paid totaled $1,312,887, $1,359,404, and $1,020,492, respectively.
Income taxes paid totaled $284,559 in 1996, $222,849 in 1995, and
$250,456 in 1994. Available for sale securities transferred to held to maturity totaled $95 million in 1996. Securities transferred to available for sale securities totaled approximately $5.7 billion in
1995. Loans transferred to foreclosed property totaled $19 million in 1996, $14 million in 1995, and $23 million in 1994. In 1995, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $185 million, loans of $262 million, other assets of $86 million, deposits of $460 million and other liabilities of $9 million. In 1994, assets and liabilities of purchased subsidiaries at dates of acquisition included investment securities of $269 million, loans of $291 million, other assets of $102 million, deposits of $548 million and other liabilities of $113 million.


                          NOTES TO CONSOLIDATED
                          FINANCIAL STATEMENTS
   (amounts in thousands except per share data and when otherwise indicated)

1  SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

BUSINESS Boatmen's Bancshares Inc. ("Corporation"), is a multi-bank holding company, headquartered in St. Louis, Missouri. At December 31, 1996, the Corporation owned substantially all of the capital stock of 54 subsidiary banks, including a federal savings bank, and provides commercial, retail and correspondent banking services from over 650 banking offices and over 1,500 ATM's in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. At December 31, 1996, the Corporation had consolidated assets of $41.2 billion. The Corporation's largest banking subsidiary, The Boatmen's National Bank of St. Louis, had total assets of $11.3 billion at December 31, 1996. The Corporation's other businesses include a trust company, a mortgage banking company, a credit life insurance company, a credit card bank and an insurance agency. The Corporation, through its subsidiary, Boatmen's Trust Company, is among the twenty largest providers of personal trust services in the nation, providing personal trust services within its banks' market areas and institutional and pension related trust services on a national scale. The Corporation's mortgage banking activities are conducted through Boatmen's National Mortgage, Inc., a full service mortgage banking company which originates home loans through company operated offices as well as through a network of over 300 correspondents located in the southern and mid-western United States. Boatmen's National Mortgage, Inc. presently services mortgage loans totaling approximately $26 billion. The traditional banking line of business represents the primary source of earnings for the Corporation, followed by the trust and mortgage banking activities.

BASIS OF PRESENTATION The accounting and reporting policies of the Corporation and its subsidiaries conform to generally accepted accounting principles. The preparation of financial statements requires management of the Corporation to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. While the financial statements reflect management's best estimates and judgment, actual results could differ from estimates. The following is a description of the Corporation's more significant policies.
     The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of all material intercompany balances and transactions. Certain amounts for 1995 and 1994 were reclassified to conform with statement presentation for 1996. The reclassifications have no effect on stockholders' equity or net income as previously reported. Prior period financial statements are also restated to include the accounts of companies which are acquired and accounted for as poolings of interests. Results of operations of companies which are acquired and subject to purchase accounting are included from the dates of acquisition. In accordance with the purchase method of accounting, the assets and liabilities of purchased companies are stated at estimated fair values at the date of acquisition, and the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over periods benefitted.

HELD TO MATURITY SECURITIES These securities are purchased with the original intent to hold to maturity and events which may be reasonably anticipated are considered when determining the Corporation's intent and ability to hold to maturity. Securities meeting such criteria at date of purchase and as of the balance sheet date are carried at cost, adjusted for amortization of premiums and accretion of discounts. Gains or losses on the disposition of held to maturity securities, if any, are based on the adjusted book value of the specific security.

AVAILABLE FOR SALE SECURITIES Debt and equity securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at market value with net unrealized gains and losses, net of tax, reflected as a component of stockholders' equity until realized. Securities held for indefinite periods of time include securities that may be sold to meet liquidity needs or in response to significant changes in interest rates or prepayment risks as part of the Corporation's overall asset/liability management strategy.

TRADING SECURITIES Trading securities, which primarily consist of debt securities, are held for resale within a short period of time and are stated at market value. These securities are held in inventory for sale to institutional and retail customers. Investment banking revenues, a component of noninterest income, include the net realized gain or loss and market value adjustments of the trading securities and commissions on bond dealer and retail brokerage operations.

INTEREST AND FEES ON LOANS Interest on loans is accrued based upon the principal amount outstanding. It is the Corporation's policy to discontinue the accrual of interest when full collectibility of principal or interest on any loan is doubtful.
     Interest income on such loans is subsequently recognized only in the period in which payments are received, and such payments are applied to reduce principal when loans are unsecured or collateral values are deficient. Nonrefundable loan fees are deferred and recognized as income over the life of the loan as an adjustment of the yield. Direct costs associated with originating loans are deferred and amortized as a yield adjustment over the life of the loan. Commitment fees are deferred and recognized as noninterest income over the commitment period.

RESERVE FOR LOAN LOSSES The reserve for loan losses represents provisions charged to expense less net loan charge-offs. The provision is based upon economic conditions, historical loss and collection experience, risk characteristics of the portfolio, underlying collateral values, credit concentrations, industry risk, degree of off-balance sheet risk and other factors which, in management's judgment, deserve current recognition.
     Specific reserves are established for any impaired commercial, commercial real estate, and real estate construction loan for which the recorded investment in the loan exceeds the measured value of the loan. Loans subject to impairment valuation are defined as nonaccrual loans, exclusive of smaller balance homogenous loans such as home equity, credit card, installment and 1-4 family residential loans. The values of loans subject to impairment valuation are determined based on the present value of expected future cash flows, the market price of the loans, or the fair values of the underlying collateral if the loan is collateral dependent.
     The charge-off policy of the Corporation varies with respect to the category of, and specific circumstances surrounding, each loan under consideration. The Corporation's policy with respect to consumer loans is generally to charge off all such loans when deemed to be uncollectible or 120 days past due, whichever comes first. With respect to commercial, real estate, and other loans, charge-offs are made on the basis of management's ongoing evaluation of nonperforming and criticized loans.

FORECLOSED PROPERTY The maximum carrying value for real estate acquired through foreclosure is the lower of the recorded investment in the loan for which the property previously served as collateral or the current appraised value of the foreclosed property, net of the estimated selling costs. Any writedowns required prior to actual foreclosure are charged to the reserve for loan losses. Subsequent to foreclosure, losses on the periodic revaluation of the property are charged to current period earnings as noninterest expense. Gains and losses resulting from the sale of foreclosed property are recognized in current period earnings. Costs of maintaining and operating foreclosed property are expensed as incurred and revenues related to foreclosed property are recorded as an offset to operating expense. Expenditures to complete or improve foreclosed properties are capitalized if the expenditures are expected to be recovered upon ultimate sale of the property.

MORTGAGE BANKING REVENUES Mortgage loans held for sale are valued at the lower of cost or aggregate market value. Gains and losses on sales of mortgage loans are recognized at settlement dates and are determined by the difference between sales proceeds and the carrying value of the loans. The Corporation generally sells mortgage loans without recourse.
     Income from the servicing of mortgage loans is recognized in mortgage banking revenues, a component of noninterest income, concurrent with the receipt of the related mortgage payments on the loans serviced. Prior to 1995, capitalization of mortgage servicing rights was limited to servicing purchased from third parties. Effective with the Corporation's adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" in 1995, the value of purchased and originated mortgage servicing rights is capitalized and amortized in proportion to, and over the period of estimated net servicing income as a reduction of mortgage banking revenues. The value of mortgage servicing rights is determined based on the present value of estimated expected future cash flows, using assumptions as to current market discount rate, prepayment speeds and servicing costs per loan. Mortgage servicing rights are stratified by loan type and interest rate for purposes of impairment measurement. Loan types include government, conventional, private, and adjustable-rate mortgage loans. Impairment losses are recognized to the extent the unamortized mortgage servicing right for each stratum exceeds the current market value, as reductions in the carrying value of the asset, through the use of a valuation allowance, with a corresponding reduction to mortgage banking revenues. The Corporation recognizes gains or losses on the sales of mortgage servicing rights when all risks and rewards have been irrevocably passed to the purchaser.

TRUST ASSETS AND FEES The Corporation's trust function manages assets in a fiduciary or agent capacity; accordingly, such assets are not included in the consolidated balance sheet of the Corporation. Fee income derived from managing trust assets is recognized on an accrual basis.

SEGREGATED ASSETS Segregated assets represent loans acquired in an FDIC assisted transaction that are covered under a loss sharing arrangement with the FDIC and possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property and are segregated from other performing assets covered under the loss sharing arrangement.
     The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics. Income from the segregated asset pool is generally recognized on a cash basis as a component of noninterest income. If collection of the unguaranteed portion of the segregated asset is doubtful, income payments are applied to reduce the principal balance to the extent of the government guarantee.

INTEREST RATE CONTRACTS Interest rate contracts are utilized as part of the Corporation's overall asset/liability management strategy to alter the rate sensitivity characteristics of various assets and liabilities. Although the notional amounts of these transactions are not reflected in the financial statements, the interest differentials are recognized on an accrual basis over the terms of the agreements as an adjustment to interest income or interest expense of the related asset or liability. To qualify for accrual accounting, the contracts must be designated to interest-bearing assets or liabilities and alter their interest rate characteristics over the term of the agreements. If an interest rate contract is terminated prior to maturity, any realized gains and losses are deferred and amortized over the remaining life of the contract. In the event the designated asset or liability is sold or extinguished prior to maturity, fair value recognition is required and any gains or losses are recognized in income. Premiums paid to enter into contracts such as interest rate floors are deferred and amortized over the life of the contract as an adjustment to interest income or interest expense of the related asset or liability.
     Interest rate contracts entered into for trading purposes on the behalf of customers are accounted for on a mark to market basis. Accordingly, realized and unrealized gains and losses associated with this activity are reflected as investment banking revenues, a component of noninterest income.

FOREIGN EXCHANGE CONTRACTS The Corporation's banking subsidiaries trade foreign currencies on behalf of their customers and for their own account and, by policy, do not maintain significant open positions. Foreign exchange contracts are valued at the current prevailing rates of exchange and any profit or loss resulting from such valuation is included in current operations as a component of investment banking revenues.

PROPERTY AND EQUIPMENT Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized principally by the straight-line method applied over the estimated useful lives of the assets, which are 10 to 50 years for buildings and 3 to 25 years for fixtures and equipment. Leasehold improvements are generally amortized over the lease term, not to exceed 10 years.

INTANGIBLE ASSETS Goodwill arising from acquisitions consummated subsequent to 1985 is being amortized on a straight-line basis over the periods benefitted, ranging from 4-20 years. For acquisitions consummated in 1983 and 1985, goodwill is being amortized on a straight-line basis over 25 years, and goodwill related to acquisitions prior to 1983 is being amortized on a straight-line basis over 40 years. Core deposit intangibles and credit card premiums are amortized over their useful economic lives on an accelerated basis, not to exceed 10 years.

INCOME TAXES The Corporation accounts for income taxes under the asset and liability method. Income tax expense is reported as the total of current income taxes payable and the net change in deferred income taxes provided for temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the values used for income tax purposes. Deferred income taxes are recorded at the statutory Federal and state tax rates in effect at the time that the temporary differences are expected to reverse.
     The Corporation files a consolidated Federal income tax return which includes all its subsidiaries except for the credit life insurance company. Income tax expense is allocated among the parent company and its subsidiaries as if each had filed a separate tax return.

NET INCOME PER SHARE Net income per share is calculated by dividing net income (after deducting dividends on preferred stock) by the weighted average number of common shares outstanding. Common stock equivalents have no material dilutive effect.
     The net income per share calculation for 1996, 1995 and 1994 is summarized as follows:


===============================================================================
==============================
(in thousands except share data)                        1996
1995                    1994
-------------------------------------------------------------------------------
-----------------------------
Net income                                          $522,768
$480,011                $490,926
Less preferred dividends declared                      6,807
7,143                   7,080
-------------------------------------------------------------------------------
-----------------------------
Net income available to
  common shareholders                               $515,961
$472,868                $483,846
===============================================================================
==============================
Average shares outstanding                       156,673,502
156,663,791             155,881,515
-------------------------------------------------------------------------------
-----------------------------
Net income per share                                   $3.29
$3.02                   $3.10
===============================================================================
==============================


2  CHANGES IN ACCOUNTING POLICIES

     On January 1, 1996 the Corporation adopted Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived
Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by a company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such conditions exist, companies must estimate the future cash flows from use of the asset and, if the sum of the undiscounted estimated future cash flows is less than the carrying amount of the asset, an impairment loss would be recognized. Adoption of this standard had no material effect on the Corporation's financial results.
     On January 1, 1995, The Corporation adopted Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan" and No. 118 (SFAS No. 118), "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These statements require that certain impaired loans be measured based on either the present value of expected future cash flows discounted at the loan's effective rate, the market price of the loan, or the fair value of the underlying collateral if the loan is collateral dependent. The statements further require that specific reserves be established for any impaired loan for which the recorded investment exceeds the measured value of the loan. SFAS No. 114 and SFAS No. 118 do not apply to smaller balance, homogenous loans, which the Corporation has identified as consumer loans, such as home equity, credit card, installment and 1-4 family residential loans. Adoption of these standards had no material impact on the Corporation's loan quality statistics or reserve levels and had no effect on 1995 earnings.
     In the second quarter of 1995, the Corporation adopted Statement of Financial Accounting Standards No. 122 (SFAS No. 122), "Accounting for
Mortgage Servicing Rights." SFAS No. 122 requires capitalization of purchased mortgage servicing rights as well as internally originated mortgage servicing rights. These mortgage servicing rights are amortized in proportion to, and over the period of estimated net servicing income. Adoption of SFAS No. 122 increased mortgage banking revenues in 1995 by approximately $5.8 million, net of amortization, and increased net income by approximately $3.6 million.


3  ACQUISITIONS

PURCHASE ACQUISITIONS Results of operations of companies which are acquired and subject to purchase accounting treatment are included from dates of acquisition.
     Purchase acquisitions consummated in 1996, 1995 and 1994 were insignificant to the Corporation's operations. Disclosure of pro forma condensed results of operations as if these acquisitions were consummated as of the beginning of the period have been omitted due to the immaterial effect on operations.
     Information regarding purchase acquisitions is summarized as follows:


===============================================================================
=============================

Core
Acquired Company                                 Acquisition    Purchase
Deposit
(amounts in millions)                                   Date       Price
Assets    Goodwill  Intangible
-------------------------------------------------------------------------------
-----------------------------
1996
Tom Green National Bank                               3/1/96       $ 9.0     $
73.6       $ 4.2
Canadian Bancshares, Inc.                             7/1/96         7.8
35.6         3.2
-------------------------------------------------------------------------------
-----------------------------
Total                                                              $16.8     $
109.2       $ 7.4
===============================================================================
=============================
1995
Salem Community
  Bancorp, Inc.                                      2/28/95      $  8.4    $
79.2       $ 4.0       $  .8
West Side Bancshares,
  Inc.                                                4/1/95        17.5
142.4         4.5         1.3
Citizens Bancshares
  Corporation                                       10/27/95        41.0
224.1        19.5
-------------------------------------------------------------------------------
-----------------------------
Total                                                             $ 66.9    $
445.7       $28.0       $ 2.1
===============================================================================
=============================
1994
Eagle Management and
   Trust Company                                      5/6/94      $  3.4    $
3.8       $ 2.3
===============================================================================
=============================

POOLING ACQUISITIONS When material, results of operations of companies which are acquired and subject to pooling of interests accounting are reflected on a combined basis from the earliest period presented.
     On January 31, 1996, the Corporation
consummated the acquisition of Fourth
Financial Corporation (Fourth Financial), headquartered in
Wichita, Kansas, resulting in the issuance of approximately 28.5 million shares of common stock. In addition, the Corporation effectively replaced Fourth Financial's $100 million convertible preferred stock by issuance of an identical new security, resulting in the issuance of approximately
248,000 shares of preferred stock. The
preferred stock is convertible into
approximately 3.4 million shares of common stock. Fourth Financial is the largest banking company in Kansas, with approximately $7.5 billion in assets, operating 87 retail banking offices in Kansas and 56 in Oklahoma. Nonrecurring after-tax merger expenses related to this acquisition totaled $29.3 million or $.19 per share, comprised primarily of investment banking and other professional fees, severance costs, obsolete equipment write-offs and estimated costs to close duplicate branches, and were recognized in the first quarter of 1996.
     On January 31, 1995, the Corporation consummated the acquisition of National Mortgage Company and certain affiliates (National Mortgage), resulting in the issuance of approximately 5.0 million shares of common stock. National Mortgage, subsequently renamed Boatmen's National Mortgage, Inc., headquartered in Memphis, Tennessee, is a full-service mortgage banking company and presently services mortgage loans totaling approximately $26 billion. Nonrecurring after-tax merger expenses related to this acquisition totaled $7.0 million or $.04 per share, comprised primarily of investment banking and other professional fees, severance costs and abandonment of equipment and software, and were recognized in the first quarter of 1995.
     On January 31, 1995, the Corporation consummated the acquisition of Dalhart Bancshares, Inc. (Dalhart), resulting in the issuance of approximately
 .7 million shares of common stock. Dalhart, with assets of approximately $140 million, is located in north Texas and was merged into the Corporation's Amarillo subsidiary.
     On February 28, 1995, the Corporation consummated the acquisition of Worthen Banking Corporation (Worthen), headquartered in Little Rock, Arkansas, resulting in the issuance of approximately 17.1 million shares of common stock. Worthen, subsequently renamed Boatmen's Arkansas, Inc., was the second largest banking organization in Arkansas, with approximately $3.5 billion in assets. Nonrecurring after-tax merger expenses related to this acquisition totaled $12.3 million or $.08 per share, comprised primarily of investment banking and other professional fees, severance costs, obsolete equipment write-offs and estimated costs to close duplicate branches, and were recognized in the first quarter of 1995.
     On May 31, 1995, the Corporation consummated the acquisition of First National Bank in Pampa (Pampa), resulting in the issuance of approximately
1.35 million shares of common stock. At acquisition, Pampa had approximately $166 million in assets and was merged into the Corporation's Amarillo subsidiary.


4  HELD TO MATURITY SECURITIES

     The amortized cost and approximate market value of held to maturity securities are summarized as follows:


===============================================================================
===============================

Unrealized
December 31, 1996                                  Amortized     --------------
---------------        Market
(in thousands)                                          Cost          Gains
Losses             Value
-------------------------------------------------------------------------------
-------------------------------
State and municipal                               $  994,920        $37,983
$(2,035)       $1,030,868
Other debt securities                                  8,495            259
8,754
-------------------------------------------------------------------------------
-------------------------------
  Total held to maturity
     securities                                   $1,003,415        $38,242
$(2,035)       $1,039,622
===============================================================================
===============================

Unrealized
December 31, 1995                                  Amortized     --------------
---------------        Market
(in thousands)                                          Cost          Gains
Losses             Value
-------------------------------------------------------------------------------
-------------------------------
State and municipal                                 $912,348        $51,606
$(949)         $963,005
Other debt securities                                 10,782             21
(7)           10,796
-------------------------------------------------------------------------------
-------------------------------
  Total held to maturity
     securities                                     $923,130        $51,627
$(956)         $973,801
===============================================================================
===============================

     Effective December 15, 1995, the Corporation transferred approximately $5.7 billion of held to maturity securities to available for sale as permitted under the Statement of Financial Accounting Standards Board Special Report,
"A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," issued in November 1995. The amortized cost of such securities exceeded fair value by approximately $16.8 million, resulting in an after-tax decrease to stockholders' equity of $10.4 million. The transfer had no effect on 1995 earnings.
     The maturity distribution of held to maturity securities at December 31, 1996 is summarized as follows:


===============================================================================
==
(in thousands)                                Amortized Cost      Market Value
-------------------------------------------------------------------------------
--
Due in one year or less                           $   57,548        $   58,214
Due after one year through five years                216,872           219,964
Due after five years through ten years               419,368           443,370
Due after ten years                                  309,627           318,074
-------------------------------------------------------------------------------
--
  Total held to maturity securities               $1,003,415        $1,039,622
===============================================================================
==


5  AVAILABLE FOR SALE SECURITIES
     The amortized cost and approximate market value of available for sale securities are summarized as follows:

===============================================================================
========
                                                         Unrealized
December 31, 1996                      Amortized   -----------------------
Market
(in thousands)                              Cost       Gains     Losses
Value
-------------------------------------------------------------------------------
--------
U.S. treasury                        $ 1,365,142     $ 8,912   $ (1,703) $
1,372,351
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                      2,547,802       8,347    (33,313)
2,522,836
    Adjustable-rate mortgages          2,764,646      19,582    (18,537)
2,765,691
    Fixed rate pass-through            1,179,926      11,844     (9,489)
1,182,281
-------------------------------------------------------------------------------
--------
      Total mortgage-backed            6,492,374      39,773    (61,339)
6,470,808
  Other agencies                       1,311,621       4,082     (6,967)
1,308,736
-------------------------------------------------------------------------------
--------
  Total U.S. treasury
     and agencies                      9,169,137      52,767    (70,009)
9,151,895
Other debt securities                  1,196,499       5,360    (13,302)
1,188,557
-------------------------------------------------------------------------------
--------
  Total debt securities               10,365,636      58,127    (83,311)
10,340,452
Equity securities                        168,179      10,197        (88)
178,288
-------------------------------------------------------------------------------
--------
  Total available for sale
     securities                      $10,533,815     $68,324   $(83,399)
$10,518,740
===============================================================================
========

                                                         Unrealized
December 31, 1995                      Amortized   -----------------------
Market
(in thousands)                              Cost       Gains     Losses
Value
-------------------------------------------------------------------------------
--------
U.S. treasury                        $ 1,504,451     $16,640   $ (2,688) $
1,518,403
Federal agencies:
  Mortgage-backed:
    Collateralized mortgage
      obligations                      2,533,134       8,684    (31,971)
2,509,847
    Adjustable-rate mortgages          3,101,001      14,498    (17,287)
3,098,212
    Fixed rate pass-through              822,447      12,748     (2,715)
832,480
-------------------------------------------------------------------------------
--------
      Total mortgage-backed            6,456,582      35,930    (51,973)
6,440,539
  Other agencies                       1,282,320      10,889     (1,707)
1,291,502
-------------------------------------------------------------------------------
--------
  Total U.S. treasury
     and agencies                      9,243,353      63,459    (56,368)
9,250,444
State and municipal                       98,472       6,224        (97)
104,599
Other debt securities                    841,497       7,162     (6,143)
842,516
-------------------------------------------------------------------------------
--------
  Total debt securities               10,183,322      76,845    (62,608)
10,197,559
Equity securities                        146,911       3,314       (612)
149,613
-------------------------------------------------------------------------------
--------
  Total available for sale
     securities                      $10,330,233     $80,159   $(63,220)
$10,347,172
===============================================================================
========

     The maturity distribution of available for sale securities at December 31, 1996 is summarized as follows:


===============================================================================
=======
(in thousands)                                Amortized Cost            Market
Value
-------------------------------------------------------------------------------
-------
Due in one year or less                          $   682,590             $
684,413
Due after one year through five years              1,767,356
1,772,617
Due after five years through ten years               381,836
379,614
Due after ten years                                      578
573
Mortgage-backed securities                         7,533,275
7,503,235
-------------------------------------------------------------------------------
-------
  Total debt securities                           10,365,635
10,340,452
Equity securities                                    168,180
178,288
-------------------------------------------------------------------------------
-------
  Total available for sale securities            $10,533,815
$10,518,740
===============================================================================
=======

     Available for sale securities at December 31, 1996 include mortgage-backed government guaranteed agency securities of $6.5 billion and private issue mortgage-backed securities totaling $1.0 billion.
     Sales and redemptions of available for sale securities resulted in realized gains and losses as follows:


==========================================================================
Year ended December 31 (in thousands)                  1996        1995
--------------------------------------------------------------------------
Debt securities:
  Realized gains                                      $2,432     $  7,968
  Realized losses                                       (655)     (23,338)
--------------------------------------------------------------------------
    Net realized gains (losses)                       $1,777     $(15,370)
==========================================================================
Equity securities:
  Realized gains                                      $  155     $  8,052
  Realized losses                                                     (10)
--------------------------------------------------------------------------
    Net realized gains                                $  155     $  8,042
==========================================================================

     Held to maturity and available for sale securities with book values totaling $5,707,197 and $5,699,399 at December 31, 1996 and 1995,
respectively, were pledged to secure public deposits, trust deposits, and for other purposes required by law.


6  LOANS
     A summary of loan categories is as follows:


==========================================================================
December 31 (in thousands)                  1996                    1995
--------------------------------------------------------------------------
Domestic:
  Commercial                         $11,845,221             $11,834,507
  Real estate-mortgage                 4,361,125               4,565,326
  Real estate-construction             1,098,535               1,107,692
  Consumer                             6,965,306               6,284,103
  Lease financing                        395,029                 325,380
--------------------------------------------------------------------------
    Total domestic                    24,665,216              24,117,008
Foreign loans                             17,534                  20,876
--------------------------------------------------------------------------
    Total loans                       24,682,750              24,137,884
Less unearned income                      78,069                  86,981
--------------------------------------------------------------------------
    Total loans, net                 $24,604,681             $24,050,903
==========================================================================

Nonperforming assets, consisting of nonperforming loans and foreclosed property, are summarized as follows:


==========================================================================
December 31 (in thousands)                  1996                    1995
--------------------------------------------------------------------------
Nonaccrual                              $156,226                $165,440
Restructured                               2,355                   7,996
Past due 90 days or more                  37,224                  37,349
--------------------------------------------------------------------------
    Total nonperforming loans            195,805                 210,785
Foreclosed property                       28,936                  35,149
--------------------------------------------------------------------------
    Total nonperforming assets          $224,741                $245,934
==========================================================================

     Gross interest income which would have been recorded, if all nonaccrual and restructured loans at year end had been current in accordance with original terms, amounted to $14.3 million in 1996, $14.6 million in 1995, and $15.3 million in 1994. Actual interest recorded amounted to $4.2 million in 1996, $5.7 million in 1995 and $4.0 million in 1994.
     The recorded investment in loans that are considered to be impaired under SFAS No. 114 and SFAS No. 118 totaled approximately $127.6 million at December 31, 1996 and $138.2 million at December 31, 1995. The reserve for loan losses included approximately $4.5 million allocated to $25.0 million of impaired loans at December 31, 1996, and $7.1 million allocated to $20.9 million of impaired loans at December 31, 1995. Impaired loans averaged $149.9 million in 1996 and $109.7 million in 1995. Cash basis interest recognition on these loans, during the time that they were impaired, totaled less than $1 million in each year.

     Following is a summary of activity for 1996 regarding loans extended to directors and executive officers of the Corporation and its largest subsidiaries or to enterprises in which said individuals had beneficial interests. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons.


===============================================================================
==========================================
(in thousands)
-------------------------------------------------------------------------------
------------------------------------------
Outstanding                                                     Net change from
changes          Outstanding
at 12/31/95               Additions              Repayments          in
director status          at 12/31/96
-------------------------------------------------------------------------------
------------------------------------------
$234,830                   $105,102               $(139,547)
$(107,239)            $93,146
===============================================================================
==========================================

     The following summarizes activity in the reserve for loan losses:


===============================================================================
===========================================
December 31 (in thousands)                                          1996
1995                    1994
-------------------------------------------------------------------------------
-------------------------------------------
Balance, beginning of year                                     $ 452,560
$ 449,485               $ 444,492
  Loans charged off                                             (138,121)
(118,639)                (86,899)
  Recoveries on loans
    previously charged off                                        57,640
54,152                  59,394
-------------------------------------------------------------------------------
-------------------------------------------
  Net charge-offs                                                (80,481)
(64,487)                (27,505)
  Provision for loan losses                                       84,517
59,756                  26,176
  Loan reserve from acquisitions                                   1,494
7,806                   6,322
-------------------------------------------------------------------------------
-------------------------------------------
Balance, end of year                                           $ 458,090
$ 452,560               $ 449,485
===============================================================================
===========================================


7  PROPERTY AND EQUIPMENT
      Property and equipment are summarized as follows:

===============================================================================
=======
December 31 (in thousands)                              1996
1995
-------------------------------------------------------------------------------
-------
Land                                              $  115,759              $
114,935
Buildings                                            626,118
625,534
Buildings under capital leases                        45,382
48,666
Furniture, fixtures and equipment                    678,027
683,545
Leasehold improvements                               105,611
103,768
Construction in progress                              13,036
13,903
-------------------------------------------------------------------------------
-------
  Total                                            1,583,933
1,590,351
Less accumulated depreciation/amortization           808,346
789,849
-------------------------------------------------------------------------------
-------
Net property and equipment                        $  775,587              $
800,502
===============================================================================
=======

     Depreciation and amortization charged to expense in 1996, 1995 and 1994 amounted to $100,497, $97,340, and $92,481, respectively. Property taxes, insurance, and maintenance expense related to property under lease are principally paid by the Corporation. Total rental expense for all operating leases amounted to $31,073, $33,610, and $35,616 in 1996, 1995, and 1994,
respectively.


8  INTANGIBLE ASSETS
     Intangible assets, net of accumulated amortization are summarized as follows:


===============================================================================
=======
December 31 (in thousands)                              1996
1995
-------------------------------------------------------------------------------
-------
Goodwill                                              $261,414
$277,983
Core deposit premium                                    52,681
69,552
Mortgage servicing rights                               89,253
67,461
Credit card premium                                     16,634
20,601
-------------------------------------------------------------------------------
-------
Total intangible assets, net                          $419,982
$435,597
===============================================================================
=======

     Intangible assets amortization charged to noninterest expense in 1996, 1995, and 1994 amounted to $40,147, $43,755, and $45,306, respectively.
Amortization of mortgage servicing rights charged to mortgage banking revenues in 1996, 1995, and 1994 totaled $12,820, $9,839, and $17,166, respectively. In 1996 and 1995, the Corporation capitalized mortgage servicing rights of approximately $35 million and $40 million, respectively. The fair value of mortgage servicing rights was approximately $111.5 million at December 31 1996 and $87.1 million at December 31, 1995. No impairment writedowns were required in 1996 or 1995 as the fair value of the mortgage servicing rights exceeded carrying value.


9  SEGREGATED ASSETS
     Included in other assets at December 31, 1996 are segregated assets totaling $53.8 million net of a valuation allowance of $13.4 million. As part of the regulatory assisted acquisition of Missouri Bridge Bank, N.A. (Bridge
Bank), on April 23, 1993, the Corporation entered into a loss-sharing arrangement with the FDIC with respect to approximately $950 million in multi-family residential, commercial real estate, construction and commercial loans. During the first five years, the FDIC will reimburse the Corporation for 80 percent of the first $92.0 million of net charge-offs on these loans, after which the FDIC will increase its reimbursement coverage to 95 percent of additional charge-offs. During this period and for two years thereafter, the Corporation is obligated to pay the FDIC 80 percent of all recoveries on charged off loans.
     Segregated assets are those loans acquired from the Bridge Bank and covered under the loss-sharing arrangement with the FDIC that possess more than the normal risk of collectibility. These assets consist of loans that at acquisition were or have since become classified as nonperforming loans or foreclosed property.
     The Corporation's primary purpose in managing a portfolio of this nature is to provide ongoing collection and control activities on behalf of the FDIC. Accordingly, these assets do not represent loans made in the ordinary course of business and, due to the underlying nature of this liquidating asset pool, are excluded from the Corporation's nonperforming asset statistics.
     A summary of activity regarding the segregated asset pool for the years ended December 31, 1996 and 1995, is provided below.


===============================================================================
==============================
                                                   Principal
Allowance               Principal
(in millions)                                        balance              for
losses            balance, net
-------------------------------------------------------------------------------
------------------------------
Balance at December 31, 1994                          $193.9
$16.7                  $177.2
Charge-offs                                            (27.7)
(5.5)
Recoveries
2.1
Net transfers                                          (17.2)
Payments on segregated assets                          (32.4)
-------------------------------------------------------------------------------
------------------------------
Balance at December 31, 1995                           116.6
13.3                   103.3
Charge-offs                                             (6.0)
(1.1)
Recoveries                                               6.1
1.2
Net transfers                                          (14.0)
Payments on segregated assets                          (35.5)
-------------------------------------------------------------------------------
------------------------------
Balance at December 31, 1996                          $ 67.2
$13.4                  $ 53.8
===============================================================================
==============================


10  DEPOSITS
     Deposits are summarized as follows:


===============================================================================
=======
December 31 (in thousands)                              1996
1995
-------------------------------------------------------------------------------
-------
Demand deposits                                  $ 7,354,523             $
6,894,649
Savings deposits                                   1,718,417
1,906,996
Interest-bearing transaction accounts             11,731,798
11,603,724
Time deposits $100,000 and over                    2,409,003
1,819,633
Retail time deposits                               8,740,255
9,753,135
-------------------------------------------------------------------------------
-------
  Total deposits                                 $31,953,996
$31,978,137
===============================================================================
=======


11  RESERVES ON DEPOSITS
     Required reserves on deposits, included in the caption "Cash and due from banks," were $447,321 and $487,835 at December 31, 1996 and 1995, respectively.


12  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
     Federal funds purchased and securities sold under repurchase agreements generally represent borrowings with overnight maturities. Information relating to these borrowings is summarized as follows:


===============================================================================
===================
(in thousands)                                          1996              1995
1994
-------------------------------------------------------------------------------
-------------------
Balance:
  Average                                         $3,404,028        $2,912,944
$3,497,345
  Year end                                         3,021,109         2,902,973
2,987,315
Maximum month-end
  balance during year                              3,954,828         3,315,915
4,427,373
===============================================================================
===================

Interest rate:
  Average                                               5.10%             5.58%
4.32%
===============================================================================
===================
  Year end                                              5.50%             5.31%
5.44%
===============================================================================
===================


13  SHORT-TERM BORROWINGS
     Short-term borrowings are summarized as follows:


===============================================================================
=======
December 31 (in thousands)                              1996
1995
-------------------------------------------------------------------------------
-------
Short-term bank notes                             $1,000,000
$1,265,000
Commercial paper                                      47,656
49,497
Other                                                241,748
160,494
-------------------------------------------------------------------------------
-------
  Total                                           $1,289,404
$1,474,991
===============================================================================
=======

     Information relating to short-term bank notes is summarized as follows:


===============================================================================
=======
(in thousands)                                          1996
1995
-------------------------------------------------------------------------------
-------
Average balance                                   $  927,637
$1,648,178
Maximum month-end
  balance during year                              1,225,000
2,015,000
===============================================================================
=======
Interest rate:
  Average                                               5.85%
6.29%
===============================================================================
=======
  Year end                                              5.37%
6.10%
===============================================================================
=======

     In 1995, approximately $.9 million of the short-term bank notes were converted to fixed rate debt through the use of interest rate swaps, which matured in the third quarter of 1996.
     Commercial paper is issued by the parent company in maturities not to exceed nine months. The short-term bank notes are issued by the Corporation's banking subsidiaries generally with maturities of less than one year. Other short-term funds consisted principally of treasury, tax and loan accounts.


14  LONG-TERM DEBT
     Long-term debt is summarized as follows:


===============================================================================
=======
December 31 (in thousands)                              1996
1995
-------------------------------------------------------------------------------
-------
Parent Company:
  7-5/8% notes due 2004                            $100,000
$100,000
  6-3/4% notes due 2003                             100,000
100,000
  8-5/8% notes due 2003                              50,000
50,000
  9-1/4% notes due 2001                             150,000
150,000
  6-1/4% convertible subordinated
    debentures due 2011                                 630
772
  12% note due 1998                                  25,000
25,000
-------------------------------------------------------------------------------
-------
  Total Parent Company                              425,630
425,772
-------------------------------------------------------------------------------
-------
Subsidiaries:
  Senior notes due 1998-2000                         43,000
43,000
  Federal Home Loan Bank notes
     due through 2016                               115,290
119,867
  6.55% mortgage note due through 2009               25,096
26,430
  Other                                                  54
60
-------------------------------------------------------------------------------
-------
  Total subsidiaries                                183,440
189,357
-------------------------------------------------------------------------------
-------
  Total long-term debt                             $609,070
$615,129
===============================================================================
=======

     The 7-5/8% subordinated notes and the 6-3/4% subordinated notes were effectively converted to variable rate debt for a portion of the term through the use of interest rate swaps. In 1996, the interest rate swaps designated to the subordinated notes matured. The average interest rates paid on these notes in 1996 and 1995 were 7.48% and 8.53%, respectively. These notes, and the 8-5/8% and 9-1/4% subordinated notes, are not redeemable by the holders or the Corporation prior to maturity.
     The 6-1/4% convertible subordinated debentures are redeemable at the option of the holder without payment of premium by the Corporation. Redemption rights are subject to an annual noncumulative principal limitation of $25 thousand per holder and $1.2 million in the aggregate. Prepayments in whole or in part may be made at the option of the Corporation with payment of premium. The debentures are convertible into common stock of the Corporation at a conversion price of $16.71 per share, subject to adjustments under certain circumstances. During 1996, 1995 and 1994, $.1 million, $.1 million and $.3 million of the debentures, respectively, were converted into common stock.
     The 12% note due in 1998 may not be prepaid at the option of the Corporation.
     The senior notes due 1998-2000 are unsecured and provide for payment of interest semi-annually with principal payable at maturity. Maturities are $10 million due in 1998 priced to yield 7.21%, $10 million due in 1999 priced to yield 7.56%, and $23 million due in 2000 priced to yield 7.81%.
     The Federal Home Loan Bank notes may be prepaid at the option of the Corporation with payment of premium.
     The 6.55% mortgage note requires monthly principal and interest payments of $252 thousand. The Corporation may prepay the note without payment of premium.
     Several of the note agreements contain various financial covenants pertaining to minimum levels of net worth, limitations on additional indebtedness, and limitations on repurchases of common stock and dividend payments. The Corporation was in compliance with all such covenants at December 31, 1996.
     Obligations of the parent company included above are unsecured, and to a large extent are subordinated in right of payment to any other indebtedness of the Corporation. The indebtedness of the banking subsidiaries is subordinated to rights of depositors.
     Scheduled principal payments on total long-term debt in each of the five years subsequent to December 31, 1996 are as follows:


=================================================
(in thousands)
-------------------------------------------------
Year             Parent Company     Consolidated
-------------------------------------------------
1997                   $    630         $  3,139
1998                     25,000           52,637
1999                                      42,773
2000                                      55,890
2001                    150,000          182,711
=================================================


15  PREFERRED STOCK
     At December 31, 1996 and December 31, 1995, there were outstanding 9,341 shares and 9,609 shares, respectively, of 7% Cumulative Redeemable Preferred Stock, Series B, $100 per share stated value. Dividends are payable quarterly. The stock is redeemable at the stated value at the option of the holders and has equal voting rights with each share of common stock.
     At December 31, 1996 and December 31,
1995, there were outstanding 205,524 shares and 248,310 shares, respectively, of nonvoting Class A Cumulative Convertible
Preferred Stock. This preferred stock was issued in the form of 4,000,000 depositary shares, each representing a 1/16 interest in a share of preferred stock. Dividends are payable quarterly at an annual rate of $1.75 per depositary share. The depositary shares are not redeemable by the Corporation prior to March 1, 1997. However, they may be converted at the election of shareholders into shares of the Corporation's common stock at a conversion price of $29 per common share, based on a liquidation preference of $25 per depositary share. At December 31,
1996, there were 3,288,384 depositary shares outstanding which could be converted into 2,834,814 shares of the Corporation's common stock. At December 31, 1995, there were
3,972,960 depositary shares outstanding which could be converted into 3,424,972 shares of the Corporation's common stock.


16  COMMON STOCK

     The Corporation maintains various stock option plans which provide for the issuance of stock to certain key employees of the Corporation.
Under certain plans, stock appreciation rights may be granted. The option price under these plans is equivalent to the fair market value of the common stock at the date of grant. Each plan provides for accelerated exercise rights for holders of options in the event of a change in control, which occurred on January 7, 1997 upon the acquisition of the Corporation by NationsBank Corporation.
     The Corporation has elected to
account for its employee stock options
under the accounting guidance set forth in Accounting Principles Board Opinion No.
25, "Accounting for Stock Issued to
Employees" (APB No. 25) and related
Interpretations. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The pro forma net earnings and earnings per share disclosure requirements set forth under FASB Statement No. 123,
"Accounting for Stock-Based Compensation," has been omitted due to the immaterial impact on reported earnings.
     The following table summarizes the status of the various plans. Options may no longer be granted under the plans.


===============================================================================
========================================
                                                                 1996
1995
-------------------------------------------------------------------------------
----------------------------------------
                                                                  Weighted-
average                     Weighted-average
                                                                    Exercise
Price                       Exercise Price
                                                     Shares              Per
Share          Shares            Per Share
-------------------------------------------------------------------------------
----------------------------------------
Options granted                                    1,118,300
$41.871       1,849,932              $30.910
Options exercised                                  1,716,106
23.866       1,314,635               22.934
Stock appreciation
   rights exercised                                  265,509
19.737          24,726               20.581
Options lapsed                                       106,556
34.098         313,598               26.959
Options outstanding                                4,716,106
29.188       5,685,977               24.564
Options exercisable                                2,553,613
23.435       3,795,653               21.861
Weighted-average fair value
   of options granted during
   the year                                            $9.09
$8.05
===============================================================================
========================================

      Exercise prices for options outstanding as of December 31, 1996 ranged from $5.76 to $41.88. The weighted-average remaining contractual life of those options is 6.8 years.
     A summary of the Corporation's common stock related plans is provided below. Compensation expense related to the common stock plans totaled $19.9 million in 1996, $18.2 million in 1995, and $15.0 million in 1994.

1990 Stock Purchase Plan for Employees  This
Plan was terminated on November 15, 1996. It provided eligible employees of the
Corporation and its subsidiaries with the opportunity to purchase, at market value, with the Corporation providing a one-third matching contribution, common stock of the Corporation through regular payroll deductions.

Dividend Reinvestment and Stock Purchase Plan
This plan was terminated on December 31, 1996. 1,600,000 shares of the Corporation's common stock had been reserved for sale, at market value, pursuant to this plan, to holders of record of shares of common stock who elected to use quarterly dividends or optional cash contributions to purchase additional shares.

Thrift Incentive 401(k) Plan  This is a
savings plan for the benefit of
employees of the Corporation and its
subsidiaries. Participation by eligible
employees is voluntary, and participants may contribute at least 2% and up to 12% of their salary, up to certain limits, by regular payroll deductions. All participants' contributions are invested by the trustee, as directed by the participant, in various investment funds, one of which consists solely of the Corporation's common stock. The Corporation matches the contribution made by the employee, in full, up to 3%, which is invested in a separate fund consisting solely of the Corporation's common stock.

Shareholder Rights Plan In 1990, the Board of Directors of the Corporation declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock. The Rights trade automatically with shares of common stock and become exercisable only under certain circumstances. The
Rights are designed to protect the interests of the Corporation and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Corporation's Board of
Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. This plan was amended on August 29, 1996 such that the acquisition of the Corporation by NationsBank
Corporation would not result in the Rights becoming exercisable.


17  REGULATORY CAPITAL
     The Corporation and its banking
subsidiaries are subject to various
regulatory capital requirements administered by the Federal Reserve Board,
(FRB)the Office of the Comptroller of the Currency (OCC) and the Federal
Deposit Insurance Corporation (FDIC).
Failure to meet minimum capital
requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its banking subsidiaries must meet specific capital guidelines that involve quantitative measures of the
Corporation's and its banking subsidiaries' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and its banking subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
     Quantitative measures established by
regulation to ensure capital
adequacy require the Corporation and its banking subsidiaries to maintain minimum amounts and ratios of total and Tier
I capital (as defined in the
regulations) to risk-weighted assets (as defined) and of Tier I capital
(as defined) to average assets (as defined).
In order to be considered
adequately capitalized, an institution must maintain a ratio of Tier I capital to risk-weighted assets of four percent, a ratio of total capital to risk-weighted assets of eight percent and a ratio of Tier I capital to average assets of four percent. To be considered well capitalized, an institution must maintain a ratio of Tier I capital to risk-weighted assets of six percent, a ratio of total capital to risk weighted assets of ten percent and a ratio of Tier I capital to average assets of five percent.
At December 31, 1996, the Corporation and its banking subsidiaries met all capital adequacy requirements to which they are subject.
     As of December 31, 1996 the most recent
notification from the FRB and
the OCC categorized the Corporation and its banking subsidiaries, respectively, as well capitalized. There are no conditions or events since that notification that management believes have changed either the Corporation's or its banking subsidiaries' categories.
     The following table presents the actual capital ratios and amounts and minimum required capital amounts for the Corporation and its significant banking subsidiaries (dollars in millions).

===============================================================================
=============================

Amount Required
                                                       Capital
for Minimum
                                               Ratio          Amount
Capital Adequacy
-------------------------------------------------------------------------------
-----------------------------
December 31, 1996
Tier I capital
Boatmen's Bancshares, Inc.                     11.35%          $3,364
$1,188
The Boatmen's National Bank of St. Louis        8.99              806
359
Boatmen's Kansas, Inc.                         10.95            1,068
390
Boatmen's Sunwest Financial Services, Inc.     16.72              348
83

Total capital
Boatmen's Bancshares, Inc.                     13.87            4,111
2,375
The Boatmen's National Bank of St. Louis       10.24              918
717
Boatmen's Kansas, Inc.                         12.20            1,190
780
Boatmen's Sunwest Financial Services, Inc.     17.98              374
166

Leverage capital
Boatmen's Bancshares, Inc.                      8.23            3,364
1,635
The Boatmen's National Bank of St. Louis        7.18              806
449
Boatmen's Kansas, Inc.                          8.13            1,068
525
Boatmen's Sunwest Financial Services, Inc.      8.74              348
159
-------------------------------------------------------------------------------
-----------------------------
December 31, 1995
Tier I capital
Boatmen's Bancshares, Inc.                     11.29%          $3,243
$1,149
The Boatmen's National Bank of St. Louis        9.79              818
334
Boatmen's Kansas, Inc.                         10.52            1,036
394
Boatmen's Sunwest Financial Services, Inc.     16.02              340
85

Total capital
Boatmen's Bancshares, Inc.                     13.97            4,013
2,298
The Boatmen's National Bank of St. Louis       11.04              922
668
Boatmen's Kansas, Inc.                         11.77            1,160
789
Boatmen's Sunwest Financial Services, Inc.     17.29              368
170

Leverage capital
Boatmen's Bancshares, Inc.                      7.95            3,243
1,632
The Boatmen's National Bank of St. Louis        7.43              818
440
Boatmen's Kansas, Inc.                          7.82            1,036
530
Boatmen's Sunwest Financial Services, Inc.      8.57              340
85
===============================================================================
=============================


18  RETIREMENT BENEFITS
     Substantially all employees of the Corporation and its subsidiaries are covered by the Boatmen's Bancshares, Inc. Retirement Plan for Employees, a noncontributory defined benefit plan. Pension benefits are based upon the employee's length of service and compensation during the final years of employment. Normal service costs are funded currently using the projected unit credit method.
     An amendment was made to the Plan as of December 31, 1995 to standardize credited service, which had the effect of increasing the projected benefit obligation by approximately $22.8 million.
     Contributions to the Plan totaled $23.7 million in 1996, $7.9 million in 1995, and $8.0 million in 1994.
     Net pension expense for 1996, 1995 and 1994 was comprised of the following:


===============================================================================
==================
Year ended December 31 (in thousands)                  1996               1995
1994
-------------------------------------------------------------------------------
------------------
Service cost                                        $22,819            $17,219
$16,413
Interest cost on projected
  benefit obligation                                 25,349             20,787
19,656
(Return) loss on plan assets                        (39,388)           (61,712)
1,022
Net amortization and deferral                        14,161             37,376
(24,319)
-------------------------------------------------------------------------------
------------------
  Net pension expense                               $22,941            $13,670
$12,772
===============================================================================
==================

     The following table sets forth the retirement plan's funded status and amounts recognized in the Corporation's consolidated financial statements:


December 31 (in thousands)                                  1996
1995
-------------------------------------------------------------------------------
------
Plan assets at fair value, primarily listed
  stocks and bonds                                      $356,454
$315,572
-------------------------------------------------------------------------------
------
Actuarial present value of benefit obligation:
  Vested benefits                                        238,467
239,324
  Non-vested benefits                                     17,836
16,292
-------------------------------------------------------------------------------
------
Accumulated benefit obligation                           256,303
255,616
Effect of projected future salary increases               48,871
77,896
-------------------------------------------------------------------------------
------
Projected benefit obligation                             305,174
335,512
-------------------------------------------------------------------------------
------
Plan assets in excess of (lower than)
   projected benefit obligation                         $ 51,280
$(17,940)
===============================================================================
======

Comprised of:
  Unrecognized net asset being amortized
    over 17 years                                       $ 11,406           $
13,757
  Unrecognized net gain (loss) from past
    experience different from that assumed
    and effects of changes in assumptions                 66,160
(3,025)
  Unrecognized prior service loss                        (19,231)
(20,706)
  Prepaid pension liability                               (7,055)
(7,966)
-------------------------------------------------------------------------------
------
                                                        $ 51,280
$(17,940)
===============================================================================
======

     Assumptions used in computing pension expense were:


===============================================================================
================================
                                                            1996
1995                 1994
-------------------------------------------------------------------------------
--------------------------------
Weighted average discount rate                           7-1/4%
8-8-1/2%            7-7-1/2%
Rate of increase in future
   compensation levels                                   5    %              4-
3/4-5-1/2%            4-3/4-5%
Expected long-term rate of
   return on assets                                      8-3/4%
8-3/4%              8-3/4%
===============================================================================
================================

     The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8.00% and 4.00%, respectively, at December 31, 1996 and 7.25% and 4.70%-5.00%, respectively, at December
31, 1995.
     The Corporation provides postemployment life and contributory medical benefits to retired employees. The liability for such benefits is unfunded and costs of such benefits are accrued in a manner similar to actual pension costs.
     The following table presents the status of the plans:


===============================================================================
=======
December 31 (in thousands)                                  1996
1995
-------------------------------------------------------------------------------
-------
Accumulated postretirement
  benefit obligation:
    Retirees                                             $50,384
$52,371
    Fully eligible active plan participants               14,558
13,962
    Other active plan participants                        18,829
19,492
-------------------------------------------------------------------------------
-------
    Total accumulated postretirement
       benefit obligation                                 83,771
85,825
-------------------------------------------------------------------------------
-------
Unrecognized net gain                                     13,260
21,867
Unrecognized transition obligation                        38,726
38,289
-------------------------------------------------------------------------------
-------
Accrued postretirement
  benefit cost                                           $31,785
$25,669
===============================================================================
=======

     Net postretirement benefit cost included the following components:


Year ended December 31 (in thousands)                       1996
1995              1994
-------------------------------------------------------------------------------
------------------------
Service cost                                            $ 1,593            $
1,230            $ 1,460
Interest cost                                             6,214
6,049              4,924
Amortization of transition
  obligation over 20 years                                3,686
2,906              4,338
-------------------------------------------------------------------------------
------------------------
Net postretirement benefit cost                         $11,493
$10,185            $10,722
===============================================================================
========================

     The weighted-average annual assumed rates of increase in the per capita cost of covered benefits for the medical plan are 6.50% for pre-65 benefits and 5.25% for post-65 benefits for 1997 (compared to 9.00% assumed for 1996). The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 1996 by $7.0 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1996 by $.7 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.00% at December 31, 1996 and 7.25% at December 31, 1995.


19  INCOME TAXES
     Income tax expense is summarized as follows:


===============================================================================
======================
Year ended December 31 (in thousands)                       1996
1995             1994
-------------------------------------------------------------------------------
----------------------
Current:
  Federal                                               $262,258
$221,860          $211,920
  State                                                   37,393
36,299            34,806
-------------------------------------------------------------------------------
----------------------
  Total current                                          299,651
258,159           246,726
-------------------------------------------------------------------------------
----------------------
Deferred:
  Federal                                                 (5,733)
3,970            10,778
  State                                                    1,697
(1,119)           (3,086)
-------------------------------------------------------------------------------
----------------------
  Total deferred                                          (4,036)
2,851             7,692
-------------------------------------------------------------------------------
----------------------
  Income tax expense                                    $295,615
$261,010          $254,418
===============================================================================
======================

     A reconciliation of the statutory Federal income tax rate with the effective tax rate is as follows:


===============================================================================
=======================
                                                                   Percent of
pre-tax income
-------------------------------------------------------------------------------
-----------------------
Year ended December 31                                     1996
1995             1994
-------------------------------------------------------------------------------
-----------------------
Statutory rate                                             35.0%
35.0%             35.0%
Tax-exempt securities interest
  and other income                                         (3.4)
(4.0)             (4.1)
State taxes, net of Federal benefit                         3.1
2.9               2.8
Other, net                                                  1.4
1.3                .4
-------------------------------------------------------------------------------
-----------------------
  Effective rate                                           36.1%
35.2%             34.1%
===============================================================================
=======================

     The Corporation's deferred tax asset account was comprised of the following:


===============================================================================
====
Year ended December 31 (in thousands)                     1996
1995
-------------------------------------------------------------------------------
----
Deferred tax liabilities:
  Lease financing                                    $ (76,878)        $
(49,793)
  Depreciation                                         (36,024)
(36,767)
  Purchase accounting adjustment                       (13,041)
(15,111)
  Other                                                (16,652)
(42,546)
-------------------------------------------------------------------------------
----
    Total deferred tax liabilities                    (142,595)
(144,217)
-------------------------------------------------------------------------------
----
Deferred tax assets:
  Provision for loan loss                              188,044
182,620
  Deferred compensation arrangements                    16,572
15,313
  Intangibles                                            8,540
18,697
  Net operating loss carryforwards                      17,976
22,976
  Other                                                 67,934
46,207
-------------------------------------------------------------------------------
----
    Total deferred tax assets                          299,066
285,813
-------------------------------------------------------------------------------
----
Net deferred tax asset                               $ 156,471         $
141,596
===============================================================================
====

     At December 31, 1996, the Corporation had net operating loss carryforwards of $43,962, all of which relate to net operating losses of acquired companies. Net operating loss carryforwards expire in years 1999 through 2007.
     The Corporation has determined that it is not required to establish a valuation allowance for the deferred tax asset since it is more likely than not that the deferred asset will be realized through either carryback to taxable income in prior years, future reversals of existing taxable temporary differences or, to a lesser extent, future taxable income.


20  FAIR VALUE OF FINANCIAL INSTRUMENTS
     The reported fair values of financial instruments are based on a variety of factors. Where possible, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Intangible values assigned to customer relationships are not reflected in the reported fair values. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.
     The carrying amounts reported in the balance sheet for cash and due from banks, short-term investments, Federal funds sold and securities purchased under resale agreements approximate fair value.
     Fair values for held to maturity securities, available for sale securities, and trading securities are based on quoted market prices or dealer quotes. If quoted prices are not available for the specific security, fair values are based on quoted market prices of comparable instruments.
     The fair values of 1-4 family residential loans, home equity and other homogeneous categories of consumer loans are estimated using quoted market prices for similar traded loans or securities backed by such loans, adjusted for differences between the quoted instruments and the instrument being valued. The fair values for other loans are estimated using a discounted cash flow analysis, based on interest rates currently offered for loans with similar terms to borrowers of similar credit quality or in some situations, due to the variable rate nature of the instrument, carrying value and fair value are considered one and the same.
     Fair values for nonperforming loans are estimated using assumptions regarding current assessments of collectibility and historical loss experience.
     By definition fair values of deposits with no stated maturities, such as demand deposits, savings and NOW accounts and money market deposit accounts, are equal to the amounts payable on demand at the reporting date. The fair values of all other fixed rate deposits are based on discounted cash flows using rates currently offered for deposits of similar remaining maturities. The carrying amounts of variable rate deposits approximate fair value at the reporting date.
     The carrying amounts of Federal funds purchased and other short-term borrowings approximate their fair values as of the reporting date.
     The fair value of long-term debt is based on quoted market prices for similar issues, or current rates offered to the Corporation for debt of the same remaining maturity.
     The fair values of interest rate swaps and foreign exchange contracts are estimated using dealer quotes. These values represent the costs to replace all outstanding contracts at current market rates, taking into consideration the current credit worthiness of the counterparties. The fair values of loan commitments, commercial letters of credit and standby letters of credit are determined using estimated fees currently charged to enter into similar agreements. The fair value of loan commitments totaled approximately $2.9 million and $1.9 million at December 31, 1996 and 1995, respectively. The fair value of commercial and standby letters of credit totaled approximately $1.6 million and $1.5 million at December 31, 1996 and 1995, respectively.
     The estimated fair values of the Corporation's financial instruments were as follows:

===============================================================================
=======
December 31, 1996 (in millions)                   Carrying amount         Fair
value
-------------------------------------------------------------------------------
-------
Financial assets:
  Cash and due from banks and
     short-term investments                             $ 3,251.6          $
3,251.6
  Held to maturity securities                             1,003.4
1,039.6
  Available for sale securities                          10,518.7
10,518.7
  Trading securities                                         28.4
28.4
  Loans                                                  24,146.6
24,303.4
Financial liabilities:
  Deposits                                               31,954.0
32,019.5
  Short-term borrowings                                   1,289.4
1,289.4
  Long-term debt                                            609.1
616.3
Off-balance sheet financial instruments:
  Interest rate contracts:
    Asset/liability management                                4.6
3.8
    Customer contracts held in trading portfolio              2.5
2.5
  Foreign exchange contracts held in
     trading portfolio                                         .1
 .1
===============================================================================
=======
December 31, 1995 (in millions)                   Carrying amount         Fair
value
-------------------------------------------------------------------------------
-------
Financial assets:
  Cash and due from banks and
     short-term investments                             $ 3,920.6          $
3,920.6
  Held to maturity securities                               923.1
973.8
  Available for sale securities                          10,347.2
10,347.2
  Trading securities                                         58.4
58.4
  Loans                                                  23,598.3
23,939.7
Financial liabilities:
  Deposits                                               31,978.1
32,065.2
  Short-term borrowings                                   4,378.0
4,378.0
  Long-term debt                                            615.1
660.5
Off-balance sheet financial instruments:
  Interest rate contracts:
    Asset/liability management                               (1.1)
(5.2)
    Customer swaps held in trading portfolio                  1.6
1.6
  Foreign exchange contracts held in
     trading portfolio                                         .5
 .5
===============================================================================
=======

21  FINANCIAL INSTRUMENTS
    WITH OFF-BALANCE SHEET RISK
     In the normal course of business, the Corporation utilizes a variety of off-balance sheet financial instruments to service the financial needs of customers and to manage the Corporation's overall asset/liability position. This activity includes commitments to extend credit, standby and commercial letters of credit, securities lending, interest rate contracts and foreign exchange contracts. Each of these instruments involve varying degrees of risk. As such, the contract or notional amounts of these instruments may or may not be an appropriate indicator of the credit or market risk associated with these instruments.
     Generally accepted accounting principles recognize these instruments as contingent obligations or off-balance sheet items and accordingly, the contract or notional amounts are not reflected in the consolidated financial statements.
     A summary of the Corporation's off-balance sheet financial instruments at December 31, 1996 and 1995 is presented as follows.

===============================================================================
=======
Financial instruments held for other than trading purposes
whose credit risk is represented by contract amounts
-------------------------------------------------------------------------------
-------
December 31 (in millions)                                  1996
1995
-------------------------------------------------------------------------------
-------
Commitments to extend credit                          $10,715.1
$10,742.6
Standby letters of credit                               1,239.5
1,162.1
Commercial letters of credit                              109.5
111.1
Forward commitments                                       234.6
86.6
Securities lent                                         3,797.4
2,719.4
-------------------------------------------------------------------------------
-------
  Total                                               $16,096.1
$14,821.8
===============================================================================
=======
Financial instruments whose credit risk is represented by
other than notional or contract amounts
-------------------------------------------------------------------------------
-------
December 31 (in millions)                                  1996
1995
-------------------------------------------------------------------------------
-------
Foreign exchange contracts held
   in trading portfolio:
  Commitments to purchase                              $  554.8            $
344.3
  Commitments to sell                                     672.6
426.9
Interest rate contracts:
  Asset/liability management                            2,593.0
2,803.6
  Customer contracts held in trading portfolio          1,259.8
1,280.7
-------------------------------------------------------------------------------
-------
    Total                                              $5,080.2
$4,855.5
===============================================================================
=======

     A loan commitment represents a contractual agreement to lend up to a specified amount, over a stated period of time as long as there is no violation of any condition established in the contract, and generally requires the payment of a fee. Standby letters of credit are issued to improve a customer's credit standing with third parties, whereby the Corporation agrees to honor a financial commitment by issuing a guarantee to third parties in the event the Corporation's customer fails to perform. Since loan commitment amounts generally exceed actual funding requirements and virtually all of the standby letters of credit are expected to expire unfunded, the total commitment amounts do not represent future cash requirements. The
Corporation's exposure to credit loss from loan commitments, standby letters of credit and commercial letters of credit is measured by the contract amount of these instruments. This credit risk is minimized by subjecting these off-balance sheet instruments to the same credit policies and underwriting standards used when making loans. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on such evaluations. Acceptable collateral includes cash or cash equivalents, marketable securities, deeds of trust, receivables, inventory, fixed assets and financial guarantees. Interest rates, in the event funding of the aforementioned commitments are required, are predominantly based on floating rates or prevailing market rates at the time such commitments are funded. Substantially all of these commitments expire in 1-2 years unless renewed by the Corporation. Commercial letters of credit are short-term commitments issued for trade purposes, primarily to finance the movement of goods between a buyer and seller dealing in international markets. The Corporation, through its mortgage banking subsidiary, obtains mandatory forward commitments of up to 120 days to sell mortgage backed securities to hedge the market risk associated with a substantial portion of the mortgage loan commitments that are expected to close (mortgage loan pipeline), and all mortgage loans held for sale. The Company's risk management function closely monitors the mortgage loan pipeline to determine appropriate forward commitment coverage on a daily basis in order to manage the risk inherent in these off-balance-sheet financial instruments.
     The Corporation, through its trust subsidiary, is involved in off-balance sheet securities lending. In this capacity, the Corporation, acting as agent, lends securities on behalf of its customers to third party borrowers. The Corporation indemnifies its customers against losses in the event of counterparty default, and minimizes this risk through collateral requirements and limiting transactions to pre-approved borrowers. Collateral policies require each borrower to initially deliver cash or securities equal to or exceeding 102% of the market value of the securities lent. Additional collateral is required through the term of the lending agreement to ensure that the value of collateral exceeds the market value of the securities lent. Interest rate risk associated with securities lending activities arises from rate movements affecting the spread between the rebate rate paid to the borrower on his collateral and the rate earned on that collateral. This risk is controlled through policies that limit the level of interest rate risk which can be undertaken.
     The Corporation enters into interest rate contracts primarily as part of its asset/liability management strategy to manage interest-rate risk.
These transactions involve the exchange of interest payments based on a notional amount. The notional amounts of interest rate contracts express the volume of transactions and are not an appropriate indicator of the off-balance sheet market risk or credit risk. The credit risk associated with interest rate contracts arises from the counterparties' failure to meet the terms of the agreements and is limited to the fair value of contracts in a gain (favorable) position. The Corporation manages this risk by maintaining a well-diversified portfolio of highly-rated counterparties in addition to imposing limits as to types, amounts and degree of risk the portfolio can undertake. The limits are approved by senior management and positions are monitored to ensure compliance with such limits. The credit risk exposure at December 31, 1996 is minimal as virtually all contracts were in an unfavorable position.
     An effective asset/liability management function is required to address the interest rate risk inherent in the Corporation's core banking activities. If no other management action is taken, these core banking activities, which include lending and deposit products, result in an asset-sensitive position. Accordingly, the Corporation utilizes a variety of discretionary on- and off-balance sheet strategies to prudently manage the overall interest rate sensitivity position. The Corporation's interest rate risk exposure is currently limited, by policy, to 5% of projected annual net income. Adherence to these risk limits is controlled and monitored through simulation modeling techniques that consider the impact alternative interest rate scenarios will have on the Corporation's financial results.
     In 1996, $1.5 billion of interest rate floors were added and $1.7 billion of interest rate swaps matured such that at December 31, 1996, the notional value of interest rate derivative contracts totaled $2.6 billion. The interest rate floors added in 1996 were purchased as a means to offset the potential impact of an implicit floor in the Corporation's administered-rate retail deposits in a low rate environment. The Corporation will receive interest payments on the floor contracts if the 3 year U.S. Treasury rate falls below 5.40%. The contracts are effective from April 1997 until April 1999. Interest rate swaps added in 1995 were executed as a means to convert a portion of the Corporation's variable rate bank notes to fixed rate instruments. Interest rate swaps executed in years prior to 1995 were undertaken to modify the interest rate sensitivity of the Corporation's prime-based loan portfolio, converting a portion of these loans to fixed rate instruments. Additionally, the
Corporation has utilized swaps to convert a portion of its long-term fixed rate debt to a floating rate basis. Periodic correlation assessments are performed to ensure that the derivative instruments are effectively modifying the interest rate characteristics of the respective balance sheet items.
     As summarized in the following table, the swap portfolio is primarily comprised of contracts wherein the Corporation receives a fixed rate of interest while paying a variable rate. As such, the income contribution from the swap portfolio will decrease in a rising rate environment and increase in a falling rate environment. The average rate received at December 31, 1996, was 5.55% compared to an average rate paid of 5.59%, and the average remaining maturity of the total portfolio was less than one year. The variable rate component of the interest rate swaps is based on LIBOR as of the most recent reset date. The interest rate swaps are not leveraged in that they reset in step with rate movements in the underlying index.
     A summary of the interest rate contracts for the years ended December
31, 1996 and December 31, 1995 is provided below.

===============================================================================
=========================================
Derivative Portfolio Activity
                                              Interest Rate Swaps
                                -----------------------------------------------
                                Receive         Pay       Basis
(in millions)                     Fixed       Fixed       Swaps           Total
Floors        Total
-------------------------------------------------------------------------------
-----------------------------------------
Notional amount,
  December 31, 1994              $2,151        $131        $250          $2,532
$2,532
  Additions                                     850                         850
850
  Maturities                       (323)       (102)       (153)
(578)                     (578)
-------------------------------------------------------------------------------
-----------------------------------------
Notional amount,
   December 31, 1995              1,828         879          97           2,804
2,804
   Additions
1,500       1,500
   Maturities                      (744)       (879)        (88)
(1,711)                   (1,711)
-------------------------------------------------------------------------------
-----------------------------------------
Notional amount,
   December 31, 1996             $1,084        $ -         $  9          $1,093
$1,500      $2,593
===============================================================================
=========================================
At December 31, 1996:
  Average remaining
     maturity (years)                .2                      .1              .2
2.3         1.4
  Weighted average rate received   5.54%                   6.31%
5.55%
  Weighted average rate paid       5.59                    5.54            5.59
===============================================================================
=========================================
At December 31, 1995:
  Average remaining
     maturity (years)                .9          .5          .2              .7
  Weighted average rate received   5.58%       5.88%       6.76%
5.71%
  Weighted average rate paid       5.99        6.29        6.06            6.09
===============================================================================
=========================================

     Summarized below is the unrealized gain (loss) associated with the interest rate contract portfolio at December 31, 1996 and 1995.

===============================================================================
=========================================
                                                             December 31, 1996
December 31, 1995
-------------------------------------------------------------------------------
-----------------------------------------
Asset/Liability Management Contracts                     Notional
Unrealized           Notional     Unrealized
(in millions)                                              Amount        Gain
(loss)            Amount     Gain (loss)
-------------------------------------------------------------------------------
-----------------------------------------
Interest rate swaps:
  Prime loan swaps:
    Receive fixed                                          $1,083
$(.6)            $1,505             $(2.0)
    Basis swaps                                                 9
-                 97                .2
-------------------------------------------------------------------------------
-----------------------------------------
      Total prime loan swaps                                1,092
(.6)             1,602              (1.8)
  Long-term debt swaps
200               (.7)
  Bank note liability swaps
850              (2.5)
  Other                                                         1
-                152               (.2)
-------------------------------------------------------------------------------
-----------------------------------------
  Total interest rate swaps                                 1,093
(.6)             2,804              (5.2)
Interest rate floors                                        1,500
(.3)
-------------------------------------------------------------------------------
-----------------------------------------
Total                                                      $2,593
$(.9)            $2,804             $(5.2)
===============================================================================
=========================================

     Interest income and expense on interest rate contracts used to manage the Corporation's overall interest rate sensitivity position is recorded on an accrual basis as an adjustment of the yield of the related asset or liability over the periods covered by the contracts.
     The derivative portfolio decreased net interest income by approximately $4 million in 1996 and $13 million in 1995, resulting in reductions in the net interest margin of approximately 1 basis point and 4 basis points, respectively.
Based on interest rates at December 31, 1996, it is anticipated that the derivative portfolio will reduce net interest income by approximately $2 million in 1997 and 1998. The estimated fair value of the derivative portfolio, based on dealer quotes, was an unrealized loss of $.9 million at December 31, 1996, compared to an unrealized loss of $5.2 million at December 31, 1995. The Corporation's operating and liquidity position is not expected to be materially impacted by the unrealized loss inherent in the derivative portfolio.
     Approximately 97% of the interest rate swap portfolio is comprised of indexed amortizing swaps, whereby the maturity distribution could lengthen if interest rates increase from current levels. Assuming interest rates were to increase 200 basis points from their current levels, the average maturity distribution of the swap portfolio would extend by approximately two years, but in no event would any component of the swap portfolio extend beyond three years. The decision to use indexed amortizing swaps rather than some other financial instrument is analogous to choices made between using on-balance sheet instruments such as mortgage-backed securities and Treasury securities. While both instruments can be effective at reducing the risk associated with the asset sensitive profile of the core banking activities, the Corporation frequently chooses to assume some modest extension/contraction characteristics associated with investing in a mortgage-backed security. Indexed amortizing swaps and mortgage-backed securities are similar in nature in that the notional or principal values decline over time and changes in market rates impact the degree to which the underlying instrument amortizes. The specific indexed amortizing swaps used by the Corporation have a minimum term which can potentially lengthen to a specified final maturity depending on the level of movement in interest rates. While the underlying characteristics of the specific indexed amortizing swaps used by the Corporation are similar to on-balance sheet mortgage-backed securities, prepayment and other risk factors are more predictable due to the structural features inherent in the swaps. Any future utilization of off-balance sheet financial instruments will be determined based upon the Corporation's overall interest rate sensitivity position and asset/liability management strategies.
     The Corporation has not terminated any of its interest rate contract positions. Accordingly, there have been no deferred gains/losses associated with this activity.
     While the Corporation is primarily an end-user of derivative instruments, it does act as an intermediary to meet the financial needs of its customers.
In this capacity, the Corporation executes foreign exchange transactions and interest rate contracts to provide customers with capital markets products to meet their financial objectives. All positions are reported at fair value and changes in fair values are reflected in investment banking revenues, a component of noninterest income, as they occur. Interest rate risk associated with the customer derivative portfolio is controlled by entering into offsetting positions with third parties. Including these offsetting positions, the notional amount of the customer interest rate contract portfolio at December 31, 1996 totaled approximately $1.3 billion. Credit risk associated with this activity is minimized by limiting transactions to highly rated counterparties and through collateral agreements. Collateral is required to be delivered when the credit risk exceeds acceptable thresholds, for certain counterparties. Collateral thresholds are established based on the creditworthiness of the counterparty and are bilateral. Acceptable collateral is primarily limited to U.S. Treasury and Federal agency securities. Foreign exchange activity, which is marked to market based on prevailing rates of exchange, can expose the Corporation to market risk, particularly when open positions exist, and, to a lesser extent, credit risk associated with counterparties and their ability to meet the terms of the foreign exchange contracts. The Corporation minimizes market risk associated with foreign exchange activity by establishing limits which prohibit traders from maintaining significant open positions on a daily basis. The Corporation's exposure to credit risk on foreign exchange contracts and customer swap contracts is measured as the cost of replacing the contract in the event of default by the counterparty which is limited to the market value of all contracts in a gain position. The Corporation controls this credit risk by maintaining a well diversified portfolio of highly rated counterparties and imposing counterparty limits and collateral protection which is monitored by a credit committee for compliance. In addition, counterparty credit risk for all derivative activity is managed by subjecting these transactions to credit policies and underwriting standards consistent with that used when making commitments to extend credit. At December 31, 1996, the Corporation's credit exposure from these interest rate and foreign exchange contracts totaled $10.8 million and $21.5 million, respectively. The following summarizes the fair value at period end and the average fair value for the years ended December 31, 1996 and 1995 for derivatives held or issued for trading purposes.


===============================================================================
=======================================
Derivatives Held or Issued for Trading Purposes--Fair Value
                                                                  1996
1995
-------------------------------------------------------------------------------
---------------------------------------
(in millions)                                         Period end
Average      Period end           Average
-------------------------------------------------------------------------------
---------------------------------------
Interest-rate derivative contracts:
  Assets                                                   $10.8            $
9.1          $ 8.4            $ 4.9
  Liabilities                                               (8.3)
(6.8)          (6.8)            (3.9)
Foreign exchange contracts:
  Assets                                                    21.5
15.7           10.7             19.4
  Liabilities                                              (21.4)
(15.5)         (10.2)           (18.2)
===============================================================================
=======================================

     Net trading gains recognized in earnings on interest rate contracts outstanding totaled $2.9 million in 1996, $1.3 million in 1995 and $.2 million in 1994. Net trading gains from foreign exchange contracts totaled $6.9 million in 1996, $6.9 million in 1995 and $5.9 million in 1994.


22  PARENT COMPANY CONDENSED
    FINANCIAL STATEMENTS
     Following are the condensed financial statements of Boatmen's Bancshares, Inc. (Parent Company only) for the periods indicated:


Balance Sheet
===============================================================================
========
December 31 (in thousands)                                   1996
1995
-------------------------------------------------------------------------------
--------
Assets:
  Cash                                                 $      922         $
834
  Short-term investments                                    1,718
2,398
  Investment in subsidiaries:
    Banks and bank holding companies                    3,514,311
3,504,291
    Nonbanks                                              326,604
239,750
-------------------------------------------------------------------------------
--------
  Total investment in subsidiaries                      3,840,915
3,744,041
-------------------------------------------------------------------------------
--------
  Advances to subsidiaries:
    Banks                                                 274,112
257,901
    Nonbanks                                               56,884
57,163
-------------------------------------------------------------------------------
--------
  Total advances to subsidiaries                          330,996
315,064
-------------------------------------------------------------------------------
--------
  Goodwill                                                 78,953
84,413
  Other assets                                             71,785
55,544
-------------------------------------------------------------------------------
--------
    Total assets                                        4,325,289
$4,202,294
===============================================================================
========
Liabilities:
  Accounts payable and accrued liabilities             $  113,920         $
78,342
  Dividends payable                                        65,514
47,936
  Short-term borrowings                                    47,656
49,497
  Long-term debt                                          425,630
425,772
-------------------------------------------------------------------------------
--------
    Total liabilities                                     652,720
601,547
-------------------------------------------------------------------------------
--------
Redeemable preferred stock                                    934
961
-------------------------------------------------------------------------------
--------
Stockholders' equity:
  Preferred stock                                          82,147
99,324
  Common stock                                            158,400
158,068
  Surplus                                               1,199,692
1,212,838
  Unrealized net appreciation (depreciation),
     available for sale securities                         (6,131)
10,476
  Retained earnings                                     2,405,658
2,137,176
  Treasury stock                                         (168,131)
(18,096)
-------------------------------------------------------------------------------
--------
    Total stockholders' equity                          3,671,635
3,599,786
-------------------------------------------------------------------------------
--------
    Total liabilities and stockholders' equity          4,325,289
$4,202,294
===============================================================================
========

Statement of Income
===============================================================================
==========================
Year ended December 31 (in thousands)                        1996
1995              1994
-------------------------------------------------------------------------------
--------------------------
Income:
  Dividends from subsidiaries:
    Banks and bank holding companies                     $575,638
$276,654           $219,676
    Nonbanks                                               29,398
18,118             26,019
-------------------------------------------------------------------------------
--------------------------
  Total dividends from subsidiaries                       605,036
294,772            245,695
-------------------------------------------------------------------------------
--------------------------
  Fees from subsidiaries                                   16,419
14,436             15,177
  Interest on short-term investments                           85
146                829
  Interest on advances to subsidiaries                     13,142
16,114             11,545
  Other                                                     3,319
5,912                760
-------------------------------------------------------------------------------
--------------------------
  Total income                                            638,001
331,380            274,006
-------------------------------------------------------------------------------
--------------------------
Expense:
  Interest expense                                         39,046
41,116             35,924
  Staff expense                                            48,157
40,523             29,691
  Other                                                    65,584
34,143             23,971
-------------------------------------------------------------------------------
--------------------------
  Total expense                                           152,787
115,782             89,586
-------------------------------------------------------------------------------
--------------------------
  Income before income tax benefit
    and equity in undistributed
    income of subsidiaries                                485,214
215,598            184,420
  Income tax benefit                                       37,382
23,499             18,465
-------------------------------------------------------------------------------
--------------------------
  Income before equity in undistributed
    income of subsidiaries                                522,596
239,097            202,885
  Equity in undistributed income
    of subsidiaries                                           172
240,914            288,041
-------------------------------------------------------------------------------
--------------------------
  Net income                                             $522,768
$480,011           $490,926
===============================================================================
==========================

     Retained earnings include $1,887,481 and $1,887,309 of equity in undistributed income of subsidiaries at year-end 1996 and 1995, respectively.
     Annual dividend distributions to the Corporation from its banking subsidiaries are subject to certain limitations by applicable banking regulatory authorities. In the aggregate, the statutory maximum available dividends which may be paid to the Corporation without prior regulatory approval is $678,245, resulting in $3,137,294 or 82.2% of the total equity of the subsidiaries being potentially restricted as of December 31, 1996.


Statement of Cash Flows
===============================================================================
==========================
Year ended December 31 (in thousands)                        1996
1995              1994
-------------------------------------------------------------------------------
--------------------------
Cash flows from operating activities:
  Net income                                            $  552,768         $
480,011          $ 490,926
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Depreciation and amortization                          4,167
4,458              4,435
      Equity in undistributed income
        of subsidiaries                                       (172)
(240,914)          (288,041)
      (Gain) loss on sale of assets                            474
(5,049)                30
      Increase (decrease) in taxes
        payable                                            (10,545)
(5,311)            (3,435)
      Other, net                                            31,005
26,374             14,452
-------------------------------------------------------------------------------
--------------------------
    Net cash provided by
      operating activities                                 547,697
259,569            218,367
-------------------------------------------------------------------------------
--------------------------
Cash flows from investment activities:
  Purchase of net assets and increase in
     investment in subsidiaries                            (90,191)
(57,985)           (26,524)
  Net change in advances to subsidiaries                   (15,932)
9,641            (54,903)
  Net change in short-term investments                         680
1,665             12,340
  Net change in property and equipment                         (68)
(183)                50
-------------------------------------------------------------------------------
--------------------------
    Net cash used for
       investing activities                               (105,511)
(46,862)           (69,037)
-------------------------------------------------------------------------------
--------------------------
Cash flows from financing activities:
  Net change in short-term borrowings                       (1,841)
5,966             (6,103)
  Repayments of long-term debt
(14)                (1)
  Cash dividends paid                                     (236,613)
(170,757)          (132,690)
  Common stock issued pursuant to
    various employee and shareholder
    stock issuance plans                                    58,763
29,561              4,530
  Acquisition of treasury stock                           (262,380)
(76,479)           (15,406)
  Decrease in redeemable preferred stock                       (27)
(183)               (13)
-------------------------------------------------------------------------------
--------------------------
    Net cash used for
      financing activities                                (442,098)
(211,906)          (149,683)
-------------------------------------------------------------------------------
--------------------------
Increase (decrease) in cash                                     88
801               (353)
Cash at beginning of year                                      834
33                386
-------------------------------------------------------------------------------
--------------------------
Cash at end of year                                      $     922         $
834          $      33
===============================================================================
==========================


23  LEGAL PROCEEDINGS
     Various claims and lawsuits, incidental to the ordinary course of business, are pending against the Corporation and its subsidiaries. In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on the consolidated financial statements.


24  QUARTERLY INFORMATION (Unaudited)


Summary of Fourth Quarter Earnings
===============================================================================
==========================
Quarter ended December 31 (in thousands)                  1996
1995
-------------------------------------------------------------------------------
--------------------------
Net interest income                                       $400,321
$383,934
Provision for loan losses                                   19,675
26,451
-------------------------------------------------------------------------------
--------------------------
  Net interest income after
    provision for loan losses                              380,646
357,483
-------------------------------------------------------------------------------
--------------------------
Noninterest income                                         203,497
208,788
Noninterest expense                                        367,873
368,781
-------------------------------------------------------------------------------
--------------------------
  Income before income tax expense                         216,270
197,490
-------------------------------------------------------------------------------
--------------------------
Income tax expense                                          76,023
69,229
-------------------------------------------------------------------------------
--------------------------
  Net income                                              $140,247
$128,261
===============================================================================
==========================
  Net income per common share                                 $.89
$.81
===============================================================================
==========================
  Dividends declared per share                                $.42
$.37
===============================================================================
==========================

25  SUBSEQUENT EVENT
     On January 7, 1997 the Corporation merged into NationsBank Corporation (NationsBank). Under the terms of the agreement, each outstanding share of the Corporation's common stock was converted into the right to receive .6525 shares of NationsBank common stock, or, at the election of the Corporation's common shareholder, an equivalent amount of cash.



REPORT OF INDEPENDENT AUDITORS

The Board of Directors
NB Holdings Corporation (successor to Boatmen's Bancshares, Inc.)

     We have audited the accompanying
consolidated balance sheet of Boatmen's
Bancshares, Inc. as of December 31, 1996 and
1995, and the related consolidated
statements of income, changes in
stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1996. These financial
statements are the responsibility of the management of Boatmen's Bancshares, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance
with generally accepted auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial
statements referred to above present fairly, in all material respects, the consolidated financial position of Boatmen's Bancshares,
Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

St. Louis, Missouri
January 13, 1997